FIFTH THIRD FUNDS
                              AMENDED AND RESTATED
                           SHAREHOLDER SERVICING PLAN
                                 OCTOBER 5, 2003

         This amended and restated Shareholder Servicing Plan (the "Plan") is adopted by the Fifth Third Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), on behalf of each of its Funds (individually, a "Fund," and collectively, the "Funds") set forth in Schedules A, B, C and D, as amended from time to time, subject to the following terms and conditions:

         SECTION 1.  ANNUAL FEES.

         Shareholder Services Fee. Each Fund (or class thereof, as the case may be) may pay to the distributor of its shares (the "Distributor") or financial institutions that provide certain services to the Funds, a shareholder and/or administration services fee under the Plan (the "Service Fee"). Such Service Fee shall be at the rates set forth in Schedules A, B, C and D.

         Adjustment to Fees. Any Fund may pay a Services Fee to the Distributor or financial institution at a lesser rate than the fees specified in Schedules A, B, C and D as agreed upon by the Board of Trustees and the Distributor or financial institution and approved in the manner specified in Section 3 of this Plan.

         Payment of Fees. The Services Fee will be calculated daily and paid monthly by each Fund at the annual rates indicated in Schedules A, B, C and D.

         SECTION 2.  EXPENSES COVERED BY THE PLAN.

         Services Fees may be used by the Distributor or financial institution for payments to financial institutions and persons who provide administrative and support services to their customers who may from time to time beneficially own shares, which may include (i) establishing and maintaining accounts and records relating to shareholders; (ii) processing dividend and distribution payments from the Fund on behalf of shareholders; (iii) providing information periodically to shareholders showing their positions in shares and integrating such statements with those of other transactions and balances in shareholders' other accounts serviced by such financial institution; (iv) arranging for bank wires; (v) responding to shareholder inquiries relating to the services performed; (vi) responding to routine inquiries from shareholders concerning their investments; (vii) providing subaccounting with respect to shares beneficially owned by shareholders, or the information to the Fund necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders; (ix) assisting in processing purchase, exchange and redemption requests from shareholders and in placing such orders with service contractors;
(x) assisting shareholders in changing dividend options, account designations and addresses; (xi) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as a

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Fund or its shareholders may reasonably request to the extent the Distributor is permitted to do so under applicable statutes, rules and regulations.

         SECTION 3.  APPROVAL OF TRUSTEES.

         Neither the Plan nor any related agreements will take effect until approved by a majority of both (a) the full Board of Trustees of the Trust and
(b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

         SECTION 4.  CONTINUANCE OF THE PLAN.

         The Plan will continue in effect until September 20, 2001, and thereafter for successive twelve-month periods, provided, however, that such continuance is specifically approved at least annually by the Trustees of the Fund and by a majority of the Qualified Trustees.

         SECTION 5.  TERMINATION.

         The Plan may be terminated at any time with respect to a Fund (i) by the Trust without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund (or, the shareholders of a particular class, if applicable) or (ii) by a vote of the Qualified Trustees. The Plan may remain in effect with respect to a Fund even if the Plan has been terminated in accordance with this Section 5 with respect to any other Fund.

         SECTION 6.  AMENDMENTS.

         No material amendment to the Plan may be made unless approved by the Trust's Board of Trustees in the manner described in Section 3 above.

         SECTION 7.  WRITTEN REPORTS.

         In each year during which the Plan remains in effect, a person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement will prepare and furnish to the Trust's Board of Trustees, and the Board will review, at least quarterly, written reports complying with the requirements of the Rule which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

         SECTION 8.  PRESERVATION OF MATERIALS.

         The Trust will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 7 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.


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         SECTION 9.  LIMIT OF LIABILITY.

         The limitation of shareholder liability set forth in the Trust's Declaration of Trust is hereby acknowledged. The obligations of the Trust under this Plan, if any, shall not be binding upon the Trustees individually or upon holders of shares of the Trust individually but shall be binding only upon the assets and property of the Trust, and upon the Trustees insofar as they hold title thereto.

         SECTION 10.  MEANINGS OF CERTAIN TERMS.

         As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Investment Company Act of 1940.


Originally approved: September 20, 2000
As amended: October 5, 2003


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

                                                 Last Amended: February 22, 2008


                                   SCHEDULE A
                                     TO THE
                           SHAREHOLDER SERVICING PLAN
                            DATED SEPTEMBER 20, 2000
                           AS AMENDED OCTOBER 5, 2003

         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of Fifth Third Funds:

NAME OF FUND                                                        CLASS

Fifth Third Disciplined Large Cap Value Fund                    Class C Shares
Fifth Third International Equity Fund                           Class C Shares
Fifth Third Mid Cap Growth Fund                                 Class C Shares
Fifth Third Municipal Bond Fund                                 Class C Shares
Fifth Third Ohio Municipal Bond Fund                            Class C Shares
Fifth Third Dividend Growth Fund                                Class C Shares
Fifth Third Quality Growth Fund                                 Class C Shares
Fifth Third Total Return Bond Fund
(formerly Fifth Third Bond Fund)                                Class C Shares
Fifth Third Intermediate Municipal Bond Fund                    Class C Shares
Fifth Third Prime Money Market Fund                             Class C Shares
Fifth Third All Cap Value Fund
(formerly Fifth Third Multi Cap Value Fund)                     Class C Shares
Fifth Third Micro Cap Value Fund                                Class C Shares
Fifth Third Strategic Income Fund                               Class C Shares
Fifth Third Small Cap Growth Fund                               Class C Shares
Fifth Third Equity Index Fund                                   Class C Shares
Fifth Third Structured Large Cap Plus Fund                      Class C Shares
Fifth Third Short Term Bond Fund                                Class C Shares
Fifth Third Michigan Municipal Bond Fund                        Class C Shares
Fifth Third LifeModel Conservative Fund(SM)                     Class C Shares
Fifth Third LifeModel Moderately Conservative Fund(SM)          Class C Shares
Fifth Third LifeModel Moderate Fund(SM)                         Class C Shares
Fifth Third LifeModel Moderately Aggressive Fund(SM)            Class C Shares
Fifth Third LifeModel Aggressive Fund(SM)                       Class C Shares
Fifth Third Small Cap Value Fund                                Class C Shares
Fifth Third High Yield Bond Fund                                Class C Shares


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         In compensation for the services provided pursuant to this Plan, the
Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.25% of the average daily net assets attributable to the Class C Shares of each Applicable Fund held during the month.


         FIFTH THIRD FUNDS

         By: /s/ Matthew A. Swendiman
         Name:  Matthew A. Swendiman
         Title:  Secretary


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



                                                   Last Amended: October 5, 2003


                                   SCHEDULE B
                                     TO THE
                           SHAREHOLDER SERVICING PLAN
                            DATED SEPTEMBER 20, 2000
                           AS AMENDED OCTOBER 5, 2003


         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of Fifth Third Funds:


NAME OF FUND                                                        CLASS

Fifth Third Equity Index Fund                               Trust Class Shares
Fifth Third Municipal Money Market Fund                     Trust Class Shares
Fifth Third Institutional Money Market Fund                 Trust Class Shares
Fifth Third U.S. Treasury Money Market Fund                 Trust Class Shares
Fifth Third Institutional Government Money Market Fund      Trust Class Shares


         In compensation for the services provided pursuant to this Plan, the Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.25% of the average daily net assets attributable to the Trust Class Shares of each Applicable Fund held during the month.


         FIFTH THIRD FUNDS

         By: /s/ Russell D. Ungerman
         Name:  Russell D. Ungerman
         Title:  Vice President


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

                                                   Last Amended: October 5, 2003


                                   SCHEDULE C
                                     TO THE
                           SHAREHOLDER SERVICING PLAN
                            DATED SEPTEMBER 20, 2000
                           AS AMENDED OCTOBER 5, 2003


         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of Fifth Third Funds:


NAME OF FUND                                                        CLASS

Fifth Third Equity Index Fund                                 Preferred Shares
Fifth Third Municipal Money Market Fund                       Preferred Shares
Fifth Third Institutional Money Market Fund                   Preferred Shares
Fifth Third U.S. Treasury Money Market Fund                   Preferred Shares
Fifth Third Institutional Government Money Market Fund        Preferred Shares


         In compensation for the services provided pursuant to this Plan, the Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.15% of the average daily net assets attributable to the Preferred Shares of each Applicable Fund held during the month.


         FIFTH THIRD FUNDS

         By: /s/ Russell D. Ungerman
         Name:  Russell D. Ungerman
         Title:  Vice President


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

                                                   Last Amended: October 5, 2003


                                   SCHEDULE D
                                     TO THE
                           SHAREHOLDER SERVICING PLAN
                            DATED SEPTEMBER 20, 2000
                           AS AMENDED OCTOBER 5, 2003


         This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of Fifth Third Funds:


NAME OF FUND                                                        CLASS

Fifth Third Equity Index Fund                                   Select Shares
Fifth Third Municipal Money Market Fund                         Select Shares
Fifth Third Institutional Money Market Fund                     Select Shares
Fifth Third U.S. Treasury Money Market Fund                     Select Shares
Fifth Third Institutional Government Money Market Fund          Select Shares


         In compensation for the services provided pursuant to this Plan, the Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.08% of the average daily net assets attributable to the Select Shares of each Applicable Fund held during the month.


         FIFTH THIRD FUNDS

         By: /s/ Russell D. Ungerman
         Name:  Russell D. Ungerman
         Title:  Vice President


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